FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report: March 17, 2000                  Date of earliest event reported:
                                                         March 8, 2000


                             Dycom Industries, Inc.
             (Exact name of Registrant as specified in its charter)

      Florida                       0-5423                        59-1277135
  (State or other                (Commission                   (I.R.S. Employer
  jurisdiction of                File Number)                Identification No.)
  incorporation)


4440 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida              33410
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (561) 627-7171

                             Exhibit Index on Page 3


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Item 2.   Acquisition and Disposition of Assets.

          On March 8, 2000, Dycom Industries, Inc., a Florida corporation (the "Company"), acquired Niels Fugal Sons Company, a Utah corporation ("Niels Fugal"). The acquisition of Niels Fugal was consummated pursuant to an Agreement and Plan of Merger, dated February 14, 2000 (the "Merger Agreement"), among the Company, Niels Fugal, Dycom Acquisition Corporation IV, a Utah corporation, and Daniel B. Fugal and Guy L. Fugal, the stockholders of Niels Fugal (the "Stockholders"). The transaction will be accounted for as a pooling of interests. A copy of the Merger Agreement is included herewith as Exhibit 2(i).

          Pursuant to the Merger Agreement and the Articles of Merger (as defined below), dated March 8, 2000, at the Effective Time (as defined in the Merger Agreement) Dycom Acquisition Corporation IV, a wholly-owned subsidiary of the Company ("Merger Sub"), was merged with and into Niels Fugal with Niels Fugal as the surviving corporation (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub ceased and the Stockholders became stockholders of the Company. The Articles of Merger for Niels Fugal (the "Articles of Merger") are included herewith as Exhibit 99(i). Pursuant to the Merger Agreement, the Company issued an aggregate of 2,726,210 shares of its common stock, par value $0.33 1/3 per share, to the Stockholders. The Stockholders received approximately 105.827 shares of the Company's common stock for each share of Niels Fugal common stock, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time.

          In connection with the Merger, the Company entered into a Registration Rights Agreement, dated March 8, 2000 (the "Registration Rights Agreement"), with the Stockholders. The Registration Rights Agreement grants the Stockholders certain rights to have their shares of the Company's common stock issued in connection with the Merger registered under the Securities Act of 1933, as amended. A copy of the Registration Rights Agreement is included herewith as
Exhibit 4(i).

          The foregoing description of the Merger Agreement, the Registration Rights Agreement and the Articles of Merger does not purport to be complete and is qualified in its entirety by reference to such documents, attached hereto as Exhibits 2(i), 4(i) and 99(i) respectively, and incorporated by reference herein. The terms of the Merger are set forth in the Merger Agreement and were established through arm's length negotiations between the parties to such agreement.

          Niels Fugal provides telecommunications maintenance and construction services throughout the western United States. Niels Fugal will conduct business as a wholly-owned subsidiary of the Company. The Company intends to use the assets acquired pursuant to the Merger in the business in which the assets were used prior to the Merger, subject to such changes as the Company may deem appropriate in the future.


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Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not required.

(b)      Pro forma financial information.

         Not required.

(c)      Exhibits.

         2(i) Agreement and Plan of Merger, dated as of February 14, 2000, among Dycom Industries, Inc., Dycom Acquisition Corporation IV, Niels Fugal Sons Company, Daniel B. Fugal and Guy L. Fugal.

         4(i) Registration Rights Agreement, dated as of March 8, 2000, among Dycom Industries, Inc., Daniel B. Fugal and Guy L. Fugal.

         99(i) Articles of Merger, dated March 8, 2000, for Niels Fugal Sons Company.

         99(ii)   Press release issued March 8, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             DYCOM INDUSTRIES, INC.

Date: March 17, 2000         By:   /s/     STEVEN NIELSEN
                                   ---------------------------------------------
                                   Name:   Steven Nielsen
                                   Title:  President and Chief Executive Officer


                             By:   /s/     RICHARD DUNN
                                   ---------------------------------------------
                                   Name:   Richard Dunn
                                   Title:  Senior Vice President and
                                           Chief Financial Officer


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